UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 6, 2011

MERRIMAN HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-15831 (Commission File Number)	11-2936371 (IRS Employer Identification No.)

600 California Street, 9th Floor, San Francisco, California ( Address of Principal Executive Offices)	94108 (Zip Code)

Registrant's telephone number, including area code (415) 248-5600

(Former Name or Former Address, if Changed Since Last Report)
Merriman Curhan Ford Group, Inc.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(b) Resignation of Director

Andrew Arno resigned from the Company’s Board of Directors, effective January 6, 2011.  There were no disagreements with the Company.  Mr. Arno also resigned his position as Head of Equity Capital Markets of our subsidiary Merriman Capital, Inc., effective January 6, 2011.

(d) Election of Director

On January 6, 2011 Alex Seiler, the Chief Executive Officer of Merriman Capital, Inc., was elected to the Company’s Board of Directors by the other Board members to serve until the next stockholder meeting at which directors are elected.  Mr. Seiler was selected by our former Board member, Andrew Arno, to fill a seat reserved for election by the holders of our Series D Preferred.  Mr. Arno has the right to nominate one member of our Board of Directors, and all of the holders of the Series D Preferred contractually agreed to vote in favor of such nominee at any meeting of stockholders at which directors are elected, pursuant to our Investors Rights Agreement dated August 27, 2010, which was filed as Exhibit 10.48 to the 8-K/A filed on September 2, 2009.

Item 9.01(d)	Exhibits

99.1	Press Release announcing appointment of Alex Seiler to, and the resignation of Andrew Arno from, the Company’s Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRIMAN HOLDINGS, INC.

Date: January 11, 2011	By:	/s/ D. JONATHAN MERRIMAN
D. Jonathan Merriman Chief Executive Officer